UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: April 26, 2006 (Date of earliest event reported)
Vicor Corporation (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18277 (Commission File Number)	04-2742817 (IRS Employer Identification Number)

25 Frontage Road, Andover, Massachusetts (Address of principal executive offices)		01810 (Zip Code)
(978) 470-2900 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 21, 2006, our Board of Directors appointed Joseph W. Kelly as a member of the Board of Directors of Vicor Corporation (the "Company") and a member of the Audit Committee of the Board of Directors starting on May 15, 2006 to serve until the 2006 annual meeting of stockholders and his successor is elected and qualified or until his earlier death, resignation or removal. The Board has determined that Mr. Kelly satisfies the requirements for independence set forth in Marketplace Rule 4200(a)(15) of the NASDAQ's listing standards.

Since the beginning of the Company's last fiscal year, there was no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. Kelly, or members of his immediate family, had or will have a direct or indirect material interest.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of Vicor Corporation dated April 26, 2006

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2006	VICOR CORPORATION By: /s/ Mark A. Glazer Mark A. Glazer Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Vicor Corporation dated April 26, 2006